Exhibit 99.2

Plug Power Hosts 2024 Plug Symposium

With the theme "Plug Doing Real Things," the event highlights how Plug is laying the groundwork for the next five years

Plug targets ~30% CAGR for Energy and Applications businesses from 2025 to 2030 and appoints Sanjay Shrestha new President

SLINGERLANDS, N.Y., Nov. 13, 2024 — Plug Power Inc. (NASDAQ: PLUG), a global leader in hydrogen solutions for the green hydrogen economy, is hosting its sixth annual Plug Symposium at the Company’s Vista headquarters and manufacturing facility in Slingerlands, N.Y. With the theme “Plug Doing Real Things,” this year’s event underscores Plug’s role in driving the global green hydrogen economy, showcasing its comprehensive portfolio of deployed solutions worldwide. In addition, the Plug executive team will lay the groundwork for growth over the next five years.

This event features presentations from CEO Andy Marsh and other top executives, as well as panel discussions that underscore Plug's role in the worldwide green hydrogen economy spanning policy, energy, applications, and technology.

2024 Milestones:

•	Expanded Hydrogen Production: Commissioned a 15 TPD (ton per day) hydrogen plant in Georgia and upgraded a 10 TPD facility in Tennessee, strengthening Plug’s leadership in U.S. green hydrogen production.
•	Record Electrolyzer Deployments: Deployed electrolyzers on five continents, including a 100 MW (megawatt) system for Galp.
•	Major Customer Deliveries: Delivered initial liquid green hydrogen supplies to Walmart, Amazon, and Home Depot, and launched stationary power sites across the U.S.
•	Technological Advancements: Launched next-gen PEM (proton exchange membrane) electrolyzers and a mobile refueler, enabling rapid hydrogen deployment for fleet vehicles.
•	Strategic Global Partnerships: Formed key alliances with bp, Iberdrola, and Allied Green Ammonia to expand hydrogen infrastructure worldwide.

"As trailblazers in the new category of green hydrogen, we recognize innovation often comes with challenges. However, we have diligently built a strong foundation in both infrastructure and applications to not only meet these challenges but also to exceed the demands of our customers for a cost-effective, versatile, and low-carbon energy solution. Our commitment to innovation is unwavering, and we are tirelessly working to lead the charge in the global transition to sustainable energy," said Andy Marsh, CEO of Plug.

2025 and Beyond:

As Plug looks toward 2025, the Company remains laser-focused on several key priorities to drive sustainable growth and profitability.

•	Plug’s Energy Business: Targeting ~30% CAGR from 2025 to 2030, with revenue growth expected to be largely driven by its electrolyzer and cryogenic solutions.
•	Plug’s Applications Business: Targeting ~30% CAGR from 2025 to 2030 by expanding middle market opportunities in Material Handling, reaccelerating growth with pedestal customers, and driving sales of the Company’s large-scale stationary product.
•	Plug’s Technology Roadmap: Targeting product improvements in performance, efficiency, and cost by focusing on research, development and design that impacts the commercial strategy and economical viability of the products and supports customers’ use of the products.
•	Plug’s Approach to Policy: Navigating the shifting domestic and global political landscape that is creating both challenges and opportunities for businesses in the clean energy sector and leveraging hydrogen’s unique position in the U.S. political environment with historically bipartisan support for its role in creating jobs, promoting manufacturing competitiveness, and contributing to energy and national security to drive policy changes that are beneficial to the hydrogen industry.

Appointment of New President:

The Company is excited to announce that effective today Sanjay Shrestha, formerly the Company’s Chief Strategy Officer and General Manager, Energy Solutions, will assume the position of President while Andy Marsh will retain the position of CEO. As General Manager, Sanjay broadened the company’s product portfolio and expanded the Energy business to offer end-to-end solutions including electrolyzer, liquifier, and cryogenic businesses, while successfully overseeing the build-out of the Company’s hydrogen production plants. In his new role as President, Sanjay will be responsible for the strategic execution of Plug’s business priorities to establish a clear path to profitability with major emphasis on delivering on the Company’s targets for 2025. His leadership will focus on driving growth and expanding value for both customers and shareholders as Plug continues its momentum leading the green hydrogen economy.

"At Plug, we're not merely dreaming of a sustainable future, we're actively building it," said Sanjay Shrestha, President of Plug. "As I take on this new responsibility, I'm profoundly appreciative of the confidence vested in me to guide the strategic implementation of our path to profitability and delivering on our 2025 objectives. Our Symposium epitomizes Plug’s dedication to transforming strategy into tangible, impactful outcomes that generate value for our investors while propelling development of a green hydrogen economy. I extend my gratitude to our team, partners, and investors for their unwavering support as we collectively strive to realize this vision."

Financial Outlook:

Plug provides a financial outlook for 2025 and sets the stage for the next five years, as follows:

•	2025 Revenue: ~$850M to $950M
•	2025 Gross Margin: (20%) to (5%)
•	2030 Target Revenue: ~$3.75B
•	2030 Target Gross Margin: >30%

Join the 2024 Plug Symposium:

We invite all stakeholders to join us virtually for this important industry event. Register now at: https://event.on24.com/wcc/r/4709318/2EB78C1AF5AAF63684C7F1DF68A30983?partnerref=EarningsPR

A playback of the call will be available online for a period of time following the event.

About Plug Power

Plug is building an end-to-end green hydrogen ecosystem, from production, storage, and delivery to energy generation, to help its customers meet their business goals and decarbonize the economy. In creating the first commercially viable market for hydrogen fuel cell technology, the Company has deployed more than 69,000 fuel cell systems and over 250 fueling stations, more than anyone else in the world, and is the largest buyer of liquid hydrogen.

With plans to operate a green hydrogen highway across North America and Europe, Plug built a state-of-the-art Gigafactory to produce electrolyzers and fuel cells and is developing multiple green hydrogen production plants for commercial operation. Plug delivers its green hydrogen solutions directly to its customers and through joint venture partners into multiple environments, including material handling, e-mobility, power generation, and industrial applications.

For more information, visit www.plugpower.com.

Plug Power Safe Harbor Statement

This communication contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 that involve significant risks and uncertainties about Plug Power Inc. (“Plug”), including but not limited to statements about Plug’s financial outlook, including revenue and gross margin projections for 2025 and 2030; Plug’s belief that it will achieve its target growth over the next five years; Plug’s ability to execute on its key priorities, including achieving target CAGR for certain of its businesses, and its belief that several key priorities will drive sustainable growth and profitability; Plug’s expectations regarding leadership change and the successful execution of Plug’s business priorities to establish a path to profitability and deliver on Plug’s targets for 2025.

You are cautioned that such statements should not be read as a guarantee of future performance or results as such statements are subject to risks and uncertainties. Actual performance or results may differ materially from those expressed in these statements as a result of various factors, including, but not limited to, the following: the risk that our ability to achieve our business objectives and to continue to meet our obligations is dependent upon our ability to maintain a certain level of liquidity, which will depend in part on our ability to manage our cash flows; the risk that the funding of our loan guarantee from the Department of Energy may be delayed and the risk that we may not be able to satisfy all of the technical, legal, environmental or financial conditions acceptable to the DOE to receive the loan guarantee; the risk that we may continue to incur losses and might never achieve or maintain profitability; the risk that we may not realize the anticipated benefits and actual savings in connection with the restructuring; the risk that we may not be able to raise additional capital to fund our operations and such capital may not be available to us on favorable terms or at all; the risk that we may not be able to expand our business or manage our future growth effectively; the risk that we may not be able to maintain an effective system of internal control over financial reporting; the risk that global economic uncertainty, including inflationary pressures, fluctuating interest rates, currency fluctuations, and supply chain disruptions, may adversely affect our operating results; the risk that we may not be able to obtain from our hydrogen suppliers a sufficient supply of hydrogen at competitive prices or the risk that we may not be able to produce hydrogen internally at competitive prices; the risk that delays in or not completing our product and project development goals may adversely affect our revenue and profitability; the risk that our estimated future revenue may not be indicative of actual future revenue or profitability; the risk of elimination, reduction of, or changes in qualifying criteria for government subsidies and economic incentives for alternative energy products, including the Inflation Reduction Act and our qualification to utilize the PTC; and the risk that we may not be able to manufacture and market products on a profitable and large-scale commercial basis. For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in these forward-looking statements, as well as risks relating to the business of Plug in general, see Plug’s public filings with the Securities and Exchange Commission, including the “Risk Factors” section of Plug’s Annual Report on Form 10-K for the year ended December 31, 2023, the Quarterly Reports on Form 10-Q for the quarters ended March 31, 2024, and June 30, 2024 and September 30, 2024, as well as any subsequent filings. Readers are cautioned not to place undue reliance on these forward-looking statements. In addition, financial estimates, forecasts and projections are based on assumptions and analyses made by management based on its experience and perception of historical trends, current conditions and expected future developments, as well as other factors it believes are appropriate under the circumstances. There is no assurance that such estimates, forecasts or projections will be realized. Information provided in this press release is solely as of the date hereof and may change or be modified at any time without notice. We disclaim any obligation to update forward-looking statements except as may be required by law.

Media Contact:
Fatimah Nouilati
Email: PlugPR@plugpower.com